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                                                                    EXHIBIT 23.5


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3 File No. 333-XXXXX) and related Prospectus of UBS AG for the registration of Trust Preferred Securities and to the incorporation by reference therein of our report dated 5 March 2001, with respect to the consolidated financial statements of UBS AG included in its Annual Report on Form 20-F for the year ended 31 December 2000 filed with the Securities and Exchange Commission.


                               Ernst & Young Ltd.


                 /s/ Peter Heckendorn          /s/ Kenneth Marshall
                 ------------------------      ----------------------------
                 Peter Heckendorn              Kenneth Marshall
                 lic. oec.                     Certified Public Accountant
                 in charge of the audit        in charge of the audit


Basel, Switzerland
6 June 2001